EXHIBIT 99.1

Avikus and Aquasport Boats Announce Plans for the Future of Recreational Boating with Autonomous A.I. Technology Partnership

SEOUL, SOUTH KOREA AND FORT PIERCE, FL / ACCESSWIRE / January 10, 2024 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, and Avikus Co., Ltd. (a startup specializing in autonomous navigation solutions, was established in December 2020 by H.D. Hyundai, the world’s No. 1 shipbuilder), today revealed a groundbreaking partnership that is set to redefine the landscape of recreational sport boating. Avikus and Twin Vee’s subsidiary, AquaSport Boats, proudly announced a partnership intended to create the world’s first autonomously equipped recreational sport boat company.

Avikus, a trailblazer in advanced driver assistance systems and autonomous boat technology, and AquaSport Boats, renowned for their vision and commitment to being a leader in monohull design, are embarking on an exhilarating journey to revolutionize the recreational boating experience. The fusion of Avikus’ autonomous prowess with AquaSport’s industry vision and market expertise is expected to pave the way for an entirely new era in aquatic adventures.

The Company plans to deliver a line of center and dual console recreational sport boats, each craft meticulously designed, developed, and manufactured to provide an unparalleled boating experience that incorporates advanced navigation assistance and autonomous functionality. The first models are scheduled to make their debut this summer, with additional models being introduced in late 2024 under the Twin Vee, Forza X1, Inc. (Nasdaq:FRZA), and AquaSport brands.

“This partnership is a testament to our shared commitment to innovation, technology, and the pursuit of excellence in the recreational boating industry,” said Lim Dohyeong, CEO of Avikus. “Together with AquaSport Boats, we are not just introducing a new product; we intend to unleash a new era of A.I.-assisted navigation on the open water.”

The Avikus and AquaSport partnership plans to advance the recreational sport boating market by harnessing the power of A.I., sensor fusion, and machine learning to provide a new level of safety, convenience, and confidence to both new and experienced boaters. Avikus’ NeuBoat technology will bring the innovations we have seen in the automotive sector to the recreational marine market, such as 360-degree situational awareness, 3D cluster views, advanced route planning, “smart” autopilot navigation that can identify objects and avoid potential collisions, and most importantly, autonomous self-docking capability. These enhancements are expected to attract the next generation of boaters to the market and aid existing boaters with navigation and docking.

“As pioneers in monohull design, AquaSport Boats is thrilled to partner with Avikus to bring autonomous technology to the heart of recreational boating,” said Joseph Visconti, CEO and President of Twin Vee PowerCats Co. and AquaSport Boats. “This isn’t just about creating boats; it’s about creating unforgettable experiences for our customers.”

In a market that is constantly looking for ways to differentiate through innovation to capture the hearts and minds of customers, the innovative efforts of Avikus and AquaSport Boats is expected to serve as an example of what is possible for builders wishing to work with Avikus to bring the exhilaration of AI-powered autonomous boating solutions to their owners.

For more information about Avikus, visit https://avikus.ai/, and to learn more about AquaSport Boats, visit https://aquasportboat.com.

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributer, and marketer of power sport boats. The Company is located in Fort Pierce, Florida and has been building and selling boats for nearly 30 years. Learn more at twinvee.com. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category, and is known as the “Best Riding Boats on the Water™”.

About AquaSport Boats

AquaSport Boats is a distinguished name in the recreational boating industry, renowned for its commitment to quality, innovation, and exceptional design. With a rich history in monohull craftsmanship, AquaSport Boats is a driving force in shaping the future of boating experiences.

About Avikus

Avikus, a startup specialized in autonomous navigation solutions, was established in December 2020 by H.D. Hyundai, the world’s No. 1 shipbuilder. The company’s accolades include the successful completion of an autonomous operation demonstration of 12-seater cruise ship over the 10km Pohang Canal for 40 minutes without human intervention, as well as the world’s first autonomous navigation cross the ocean with their HiNAS (Hyundai Intelligent Navigation Assistant System) Control Avikus presented its autonomous navigation technology at CES2022, and recently announced the successful completion of phase 2 of its autonomous navigation solution, HiNAS Control, in conjunction with winning the orders of 23 large ships from two of the world’s major ship builders.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the future of recreational boating, the Company’s autonomous A.I. technology partnership with Avikus, redefining the landscape of recreational sport boating, creating the world’s first autonomously equipped recreational sport boat company, revolutionizing the recreational boating experience, the fusion of Avikus’ autonomous prowess with AquaSport’s industry vision and market expertise paving the way for an entirely new era in aquatic adventures, delivering a line of center and dual console recreational sport boats, each craft being meticulously designed, developed, and manufactured to provide an unparalleled boating experience that incorporates advanced navigation assistance and autonomous functionality, the first models making their debut this summer, additional models being introduced in late 2024 under the Twin Vee, Forza X1, and AquaSport brands, unleashing a new era of A.I.-assisted navigation on the open water, harnessing the power of A.I., sensor fusion, and machine learning to provide a new level of safety, convenience, and confidence to both new and experienced boaters, Avikus’ NeuBoat technology bringing the innovations seen in the automotive sector to the recreational marine market, such as 360-degree situational awareness, 3D cluster views, advanced route planning, “smart” autopilot navigation that can identify objects and avoid potential collisions, and most importantly, autonomous self-docking capability, the enhancements attracting the next generation of boaters to the market and aid existing boaters with navigation and docking, creating unforgettable experiences for the Company’s customers and the innovative efforts of Avikus and AquaSport Boats will serving as an example of what is possible for builders wishing to work with Avikus to bring the exhilaration of AI-powered autonomous boating solutions to their owners. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to produce and deliver recreational sport boats as planned under the Twin Vee, Forza X1 and AquaSport brands with Avikus’ A.I.-assisted navigation technology, the ability of Avikus’ NeuBoat technology to bring the innovations seen in the automotive sector to the recreational marine market, the ability of the A.I. enhancements to attract the next generation of boaters to the market, aid existing boaters with navigation and docking and create unforgettable experiences for the Company’s customers and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com